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                                                                    Exhibit 99.1

                                                      [LOGO OF NATIONAL STEEL]
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                                                      National Steel Corporation
                                                      4100 Edison Lakes Parkway
                                                      Mishawaka, IN  46545-3440


NEWS RELEASE
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Media Contact:             Ronald B. Freeman
                           (574) 273-7559

Analyst and                William E. McDonough
Investor Contact:          (574) 273-7414

                      NATIONAL STEEL PERSONNEL ANNOUNCEMENT

     Mishawaka, IN, March 7, 2002 - National Steel Corporation (NYSE: NS) today announced that the Board of Directors has confirmed the following Executive Officer appointments, effective March 1, 2002:

     . Ronald J. Werhnyak - Senior Vice President, General Counsel & Secretary

     . Kirk A. Sobecki - Senior Vice President and Chief Financial Officer

     Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 8,300 employees. Please visit National Steel's website at www.nationalsteel.com for more information on the Company, its products and facilities.